                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant to 240.14a-11(c) or 240.14a-12

                         Cortex Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          CORTEX PHARMACEUTICALS, INC.
                             15241 BARRANCA PARKWAY
                            IRVINE, CALIFORNIA 92618

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                November 12, 1996



To the Stockholders of Cortex Pharmaceuticals, Inc.:

     The Annual Meeting of Stockholders of Cortex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 15241 Barranca Parkway, Irvine, California, on Thursday, December 12, 1996 at 9:00 a.m. Pacific Time, to consider and vote on the following matters described in the attached Proxy Statement:

     (1) The election of seven (7) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and duly qualified (Proposal 1);

     (2) The approval (recommended by the Board of Directors) of the Company's 1996 Stock Incentive Plan (Proposal 2);

     (3) To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1997; and

     (4) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 25, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement and adjournment thereof. The stock transfer books will not be closed.

     The Board of Directors welcomes the personal attendance of stockholders at the meeting. HOWEVER, PLEASE SIGN AND RETURN THE ENCLOSED PROXY, which you may revoke at any time prior to its use, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A self-addressed, postage prepaid envelope is enclosed for your convenience. Your proxy will not be used if you attend the meeting and choose to vote in person.

                                 By Order of the Board of Directors



                                 D. Scott Hagen
                                 Secretary

Irvine, California
November 12, 1996

                          CORTEX PHARMACEUTICALS, INC.
                             15241 BARRANCA PARKWAY
                            IRVINE, CALIFORNIA  92618

                                 ---------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 12, 1996
                                    9:00 a.m.

                                 ---------------


SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Cortex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the Company will bear the cost of such solicitation. Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone. The Company has retained Shareholder Communications Corporation ("SCC") as its proxy solicitation agent, and has agreed to pay SCC a fee of $10,000 plus out-of-pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees or fiduciaries for their expenses in sending proxy materials to their principals.

     The persons named as proxies were designated by the Board of Directors and are directors of the Company. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR the election as directors of the nominees proposed by the Board of Directors, FOR the Company's 1996 Stock Incentive Plan, and FOR the ratification of Ernst & Young LLP as the Company's independent auditors.

     Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder by delivering written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

     This Proxy Statement and proxy are being mailed to stockholders of the Company on or about November 12, 1996. The mailing address of the executive offices of the Company is 15241 Barranca Parkway, Irvine, California 92618.

VOTING AT THE MEETING

     Only record holders of Common Stock of the Company at the close of business on October 25, 1996, will be entitled to notice of, and to vote at, the meeting. As of the record date, there were 7,763,350 shares of the Company's Common Stock outstanding. Each share is entitled to one vote at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect the seven (7) proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting and until his successor is elected and qualified.

     The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors:

NOMINEES FOR DIRECTOR

     ROBERT F. ALLNUTT, 59, was elected a director in December 1995. Mr. Allnutt was Executive Vice President of the Pharmaceutical Manufacturers Association from May 1985 until February 1995 and was Vice President for Government Relations of Communications Satellite Corporation from May 1984 until May 1985. Prior to 1984, Mr. Allnutt held numerous positions in the Federal Government for 25 years, including 15 years at NASA, where his positions included Associate Deputy Administrator, the third ranking position in the agency. Mr. Allnutt is a director of Penederm, Inc., a developer and marketer of specialized dermatology products. Mr. Allnutt also serves as a member of the Board of Directors of the National Health Council and the National Council on the Aging. Mr. Allnutt holds a B.S. in Industrial Engineering from the Virginia Polytechnic Institute and J.D. and L.L.M. degrees from George Washington University.

     JEROME M. ARNOLD, 55, was elected as a director in December 1993 and served as co-member of the Office of the Chief Executive of the Company from October 1995 to May 1996. Mr. Arnold is an Executive Vice President of Houtz-Strawn Associates, Inc., an executive search firm. From July 1994 to December 1995, Mr. Arnold was Chief Operating Officer, Clinics and Analytical Laboratories Worldwide, Pharmaco LSR Inc., a contract research organization. Prior to that, he was President and Chief Executive Officer of CIBUS Pharmaceuticals, Inc., a pharmaceutical company located in Redwood City, California, from August 1992 to June 1994. From March to August 1992, Mr. Arnold was Vice President of Market Planning and Development at Cato Research Ltd., and Executive Vice President of Operations of Research Triangle Pharmaceuticals Ltd., a contract clinical research organization and a pharmaceutical company in its developmental stage, respectively, both of which are operating divisions of Cato Holdings, a privately-held firm. From June 1991 to December 1991, Mr. Arnold was Vice President of Marketing and Sales of Serono Laboratories, Inc., with responsibility for marketing, sales and business development. From 1988 to May 1991, Mr. Arnold was Vice President and General Manager of the hospital products division of Burroughs

Wellcome Co. Mr. Arnold holds B.A. and B.S. degrees from Merrimack College, and an M.B.A. degree from Suffolk University and has completed the Executive Program at the University of North Carolina Graduate School of Business Administration.

     CARL W. COTMAN, PH.D., 56, has been a Scientific Director of and consultant to the Company since October 1987, served as a director of the Company from March 1989 to October 1990, and was reelected as a director in November 1991. Dr. Cotman has been a Professor of Psychobiology, Neurology, and Psychiatry at the University of California, Irvine since 1985. He was a Professor of Psychobiology and Neurology at that University from 1983 to 1985, and has held various other teaching and research positions at that University since 1968. He chaired the Scientific Advisory Council of the American Paralysis Association and is a member of numerous professional associations and committees, including the Council of the American Society for Neurochemistry, the National Institute of Aging Task Force, the American Association for the Advancement of Science and the International Society for Neurochemistry. Dr. Cotman has served on the editorial boards of numerous scientific journals and has authored or co-authored seven books and over 400 articles in the fields of neurobiology, memory and cognition, and the recovery of function after brain injury. Dr. Cotman holds a B.A. in Chemistry from Wooster College, an M.A. in Analytical Chemistry from Wesleyan University, and a Ph.D. in Biochemistry from Indiana University.

     MICHAEL G. GREY, 43, has been a director of the Company since September 1994. In November 1994, Mr. Grey became President of BioChem Therapeutic, Inc., a wholly owned subsidiary of BioChem Pharma, an international biopharmaceutical company. From January 1994 to October 1994, Mr. Grey was Senior Vice President, Corporate Development of Titan Pharmaceuticals, Inc. a biopharmaceutical holding company and President and Chief Operating Officer at Ansan, Inc., an early stage biopharmaceutical company. From 1991 until 1993, Mr. Grey served as Vice President, Corporate Development of Glaxo, Inc., and from 1989 until 1991,
Mr. Grey served as Director of International Licensing of Glaxo Holdings p.l.c., and was responsible for the worldwide licensing activities of Glaxo, Inc. Mr. Grey holds a B.Sc. degree in Chemistry from the University of Notingham.

     HARVEY S. SADOW, PH.D., 74, has been a director of the Company since March 1988 and Chairman of the Board of Directors since January 1991. Dr. Sadow was President and Chief Executive Officer of Boehringer Ingelheim Corporation, a major health care company, from 1971 until his retirement in January 1988 and was Chairman of the Board of that company from 1988 through December 1990.
Dr. Sadow was Chairman of the University of Connecticut Foundation, the President's Council of the American Lung Association, and the Connecticut Law Enforcement Foundation and was a member of the Board of Directors of the Pharmaceutical Manufacturers Association ("PMA") and Chairman of the Board of the PMA Foundation. Dr. Sadow is also a member of several other professional committees and societies, including the American Society for Clinical Pharmacology and Therapeutics. He has published extensively in the field of treatment of diabetes mellitus. Dr. Sadow is Chairman of Cholestech Corporation, a developer, manufacturer and seller of lipid measuring diagnostic products; a director of Penederm, Inc., a developer and marketer of specialized products in the dermatology area; a director of Cytel Corporation, a biotechnology firm; a director of Houghten Pharmaceuticals, Inc., a biotechnology company; a director of Anika Research Corp., a developer of hyaluronidase products for medical use; and a director of several privately-held companies in the health care field.
Dr. Sadow holds a B.S. from the Virginia Military Institute, an M.S. from the University of Kansas, and a Ph.D. from the University of Connecticut.

     VINCENT F. SIMMON, PH.D., 53, was appointed President and Chief Executive Officer and a director of the Company in May 1996. From November 1994 until December 1995, Dr. Simmon served as Chairman, President and Chief Executive Officer of Prototek, Inc., a biopharmaceutical company, focusing on the development of protease inhibitors. From March 1990 to November 1994, Dr. Simmon served as President, Chief Executive Officer and a director at Alpha I Biomedicals, Inc., a biotechnology company. From February 1985 to March 1990, Dr. Simmon served as Vice President for Biomedical and Biotechnology Research at
W. R. Grace and Co. From 1979 to 1985, Dr. Simmon served in varying capacities including Senior Vice President of Research and Development for Genex Corporation, a genetic engineering company, and from 1973 to 1979 in varying capacities including Assistant Director, Department of Technology for SRI International, a consulting company. Dr. Simmon has served as a governor of the Emerging Companies Section of BIO (Biotechnology Industrial Organization) and a director of the Chemical Industries Institute for Toxicology (Research Triangle
Park). Dr. Simmon holds a B. A. degree in Biology and Chemistry from Amherst College, a M. S. degree from the University of Toledo in Plant Physiology and a Ph. D. degree in Molecular Biology from Brown University. Dr. Simmon was a post-doctoral fellow in 1971-1973 at Stanford University.

     DAVIS L. TEMPLE, JR., PH.D., 53, has been a director of and consultant to the Company since March 1994, and served as co-member of the Office of the Chief Executive of the Company from October 1995 to May 1996. Dr. Temple served as a Managing Director at Stover Haley Burns, Inc., a life science advisory group from January 1994 until November 1995. Since that time he has been a Senior Consultant for Kaufman Brothers, a New York Investment Bank. From 1990 until 1993, Dr. Temple served as Vice President, CNS Drug Discovery, of Bristol-Myers Squibb and from 1984 to 1990 he served as Senior Vice President, CNS Research at Bristol-Myers Company. Dr. Temple holds a B.S. degree in Pharmacy from Louisiana State University and a Ph.D. degree in Medicinal Chemistry and Pharmacology from the University of Mississippi.

EXECUTIVE OFFICER

     In addition to Dr. Simmon, the other executive officer of the Company is
D. Scott Hagen.

     D. SCOTT HAGEN, 41, has been Vice President and Chief Financial Officer of the Company since January 1992, and was Vice President-Finance and Administration from September 1988 through December 1991. He also served as Acting President and Chief Operating Officer from October 31, 1995 to May 15,
1996.   Mr. Hagen has been Secretary since August 1991.  From 1981 to August
1988, he was employed by Chembiomed Ltd., a Canadian biopharmaceutical company, where he served in a progression of scientific and administrative positions.
Mr. Hagen holds a B.Sc. in Biochemistry and an M.B.A. from the University of Alberta in Edmonton, Canada, where he also completed two years of graduate level study in biochemistry.

SCIENTIFIC DIRECTOR

     In addition to Dr. Cotman, the other Scientific Director of the Company is Gary S. Lynch, Ph.D.

     GARY S. LYNCH, PH.D., 53, has been a Scientific Director of and consultant to the Company since October 1987, and served as a director of the Company from March 1988 to March 1989 and from December 1994 to December 1995. Dr. Lynch has been a Professor in the Department of

Psychobiology at the University of California, Irvine, since 1981, and has held various other teaching and research positions at that University since 1969. He is a Professor at the University's Center for the Neurobiology of Learning and Memory. Dr. Lynch is a member of the Neuroscience Society and the International Brain Research Organization. He also serves on the Advisory Board of the Cognitive Neurosciences Institute. Dr. Lynch has authored and co-authored over 400 articles and a number of books in the areas of neurobiology, cognition, and memory. Dr. Lynch holds a B.A. in Psychology from the University of Delaware and a Ph.D. in Psychology from Princeton University.

BOARD COMMITTEES

     The Board of Directors of the Company has a standing Compensation Committee, Audit Committee and Stock Option Committee. The Board of Directors does not have a standing nominating committee. The functions of the Compensation Committee include advising the Board of Directors on officer compensation and on employee compensation generally. The Compensation Committee held one meeting during fiscal 1996, and currently consists of Dr. Cotman as Chairman of the Committee, Mr. Arnold and Dr. Temple. The Audit Committee has the responsibility of recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and reviewing internal accounting controls. The Audit Committee held one meeting during fiscal 1996 and currently consists of Dr. Sadow as Chairman, Mr. Allnutt and Mr. Grey. The function of the Stock Option Committee is to administer the Company's stock plans. The Stock Option Committee held two meetings during fiscal 1996, and currently consists of Mr. Arnold as Chairman and Mr. Grey.

     As a result of the resignation of Alan Steigrod as Chief Executive Officer and President on October 31, 1995, and the appointment of Mr. Hagen as Acting Chief Operating Officer and President, the Board created a committee of directors to serve as the Office of the Chief Executive on an interim basis. The committee was composed of Mr. Arnold and Dr. Temple. Such committee participated in the management of the Company until appointment of a permanent Chief Executive Officer in May 1996.

ATTENDANCE AT MEETINGS

     During the fiscal year ended June 30, 1996, the Board of Directors held a total of nine meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board and of the committees of which he was a member.

EXECUTIVE COMPENSATION

     The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the three fiscal years ended June 30, 1996, to the Company's Chief Executive Officer and to the other executive officer employed by the Company as of June 30, 1996.

                      SUMMARY COMPENSATION TABLE


                                                                                            Long Term
                                             Annual Compensation                        Compensation Awards
                              --------------------------------------------------   ------------------------------
                                                                                    Securities
                                                                                    Underlying
Name and                                                          Other Annual      Options/          All Other
Principal Position              Year         Salary    Bonus     Compensation (3)   SARs(#)       Compensation($)
-----------------------------------------------------------------------------------------------------------------
Vincent F. Simmon, Ph.D. (1)    1996      $  25,000    $20,410   $      3,613       180,000      $         --
President and Chief             1995             --         --             --            --                --
Executive Officer               1994             --         --             --            --                --

D. Scott Hagen                  1996      $ 128,751    $18,750   $     14,663        11,000      $         --
Vice President,                 1995        124,583     15,000          9,346        15,000                --
Chief Financial Officer         1994        114,035     25,000          9,577            --                --
and Secretary

Alan A. Steigrod (2)            1996      $  66,667    $31,500   $     53,077            --      $         --
President and Chief             1995        207,440         --         12,559       195,600(4)             --
Executive Officer               1994        196,602     74,000         17,483       119,500                --

-------------------

(1) Dr. Simmon was appointed President and Chief Executive Officer on May 15, 1996.
(2) Mr. Steigrod resigned as President and Chief Executive Officer on October 31, 1995.
(3) Represents accrued or paid-out vacation pay, sick pay and/or relocation reimbursements, and in the case of Mr. Steigrod, includes $50,000 in severance pay.
(4)  Represents options issued to replace 195,600 canceled options.

OPTION MATTERS

     OPTION GRANTS. The following table sets forth certain information concerning grants of stock options to each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996.

                    OPTION GRANTS IN LAST FISCAL YEAR

                            Number of     % of Total
                           Securities        Options
                           Underlying     Granted to
                             Options      Employees in   Exercise     Expiration
Name                        Granted(#)    Fiscal Year    Price($/Sh)        Date
--------------------------------------------------------------------------------

Vincent F. Simmon, Ph.D.     180,000              74%      $5.625       05/15/06

D. Scott Hagen                11,000               5%       $7.25       02/19/06

Alan A. Steigrod                  --               0%          --             --

     OPTION EXERCISES. The following table sets forth certain information concerning the exercise of options by each of the Company's executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1996, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of June 30, 1996. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and $4 3/8, the last sale price of Common Stock on June 28, 1996, as reported by Nasdaq.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES


                                            Value Realized($)
                                                (market price     Number of Securities               Value of Unexercised
                                                  at exercise    Underlying Unexercised             In-the-Money
                           Shares Acquired      less exercise     Options at FY-End(#)            Options at FY-End($)
Name                       on Exercise(#)              price)    Exercisable Unexercisable       Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Vincent F. Simmon, Ph.D.          0          $    0                 4,999         175,001          $     0      $      0

D. Scott Hagen                    0               0                26,950          23,050           30,938        14,062

Alan A. Steigrod            194,300           173,077                   0               0                0             0


EMPLOYMENT AND CONSULTING AGREEMENTS

     On May 15 1996, the Company entered into a one-year employment agreement with Dr. Simmon. Under the agreement, Dr. Simmon is entitled to a base salary of $200,000 per year with an annual bonus at the discretion of the Board of Directors of the Company, in cash and/or equity equal to between 15% and 50% of his base salary, subject to annual review by the Compensation Committee. In addition, Dr. Simmon received a one-time bonus of $20,410 to accommodate certain expenses incurred in connection with relocation.

     In February 1993, the Company entered into a three-year employment agreement with Mr. Steigrod. Under the agreement, Mr. Steigrod was entitled to a base salary of $210,000 per year with an annual bonus at the discretion of the Board of Directors of the Company, in cash and/or equity equal to between 15% and 50% of his base salary. Mr. Steigrod's employment agreement was terminated in connection with his resignation in October 1995.

     Mr. Hagen entered into a three-year employment agreement with the Company, commencing September 1, 1988. The employment agreement was renewed for additional one-year terms as of September 1, 1991, 1992, 1993 and 1994, and was amended and extended effective January 1, 1996 for a term ending December 31, 1996. The agreement currently provides for a base salary of $132,500 with an annual bonus of between $10,000 and $30,000. In the event that Mr. Hagen's employment is terminated other than for cause or as a result of his voluntary resignation, death or disability, he will receive a severance payment equal to six months' salary.

     Drs. Carl W. Cotman and Gary S. Lynch (both of whom are co-founders and Scientific Directors of the Company) have each entered into a consulting agreement with the Company. Dr. Lynch receives a consulting fee of $65,000 per year and Dr. Cotman receives a consulting fee of $33,000 per year. The term of each consulting agreement commenced in November 1987 and will continue until terminated by the respective parties thereto. The consulting agreements obligate the respective consultants to make themselves available to the Company for consulting and advisory services for an average of three days per month. In June 1995, Dr. Cotman voluntarily reduced his annual consulting fees by $10,000. On December 15, 1994, the Committee granted options to purchase 20,000 shares of Common Stock with an exercise price of $3.125 per share, the then fair market value, and vesting over a four-year period to Dr. Cotman. On the same date, Dr. Lynch was granted options to purchase 70,000 shares of Common Stock at the same exercise price, and with the same vesting period. On January 4, 1996, the Stock Option Committee granted options to Dr. Lynch to purchase 100,000 shares of Common Stock with an exercise price of $3.50 per share, the then fair market value, vested in full. Dr. Lynch will be entitled to additional option grants in connection with the Company's success in corporate partnering its AMPAKINE-Registered Trademark- technology.

     Dr. Davis L. Temple, a director of the Company, entered into a consulting agreement with the Company that includes the payment of consulting fees of $10,000 for each six months of service. On February 27, 1995, the Stock Option Committee, in recognition of his contributions to the Company, granted Dr. Temple options to purchase 20,000 shares of the Company's common stock at an exercise price of $2.125 per share, representing the fair market value of the common stock on that date.

DIRECTOR COMPENSATION

     Each non-employee director (other than those who join the Board of Directors to oversee an investment in the Company) receives $1,500 at each Board of Directors meeting attended, and an additional $750 annual retainer for each committee on which he or she serves.

     Under the Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan, each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) is automatically granted options to purchase 15,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 2,500 shares of Common Stock on the date of each Annual Meeting of Stockholders.
These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the anniversary dates of the dates of grant. Non-employee directors who serve on the Board of Directors to oversee an investment in the Company receive options to purchase 5,000 shares of Common Stock upon commencement of service as a director and additional options to purchase 1,000 shares of Common Stock on the date of each Annual Meeting of Stockholders. These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 25% on the last day of each calendar quarter following the dates of grant. In accordance with such plan, in December 1995, an aggregate of 30,000 options were granted to the non-employee
directors of the Company.   In connection with the adoption of the 1996 Stock
Incentive Plan (see Proposal 2), the formula to determine options to be granted to directors will be modified subject to approval by the Company's stockholders.


                              CERTAIN TRANSACTIONS

     The Company's Restated Certificate of Incorporation provides that, pursuant to Delaware Law, directors of the Company shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctions or other forms of non-monetary relief remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibility under any other law, such as the federal securities laws. The Company has entered into Indemnification Agreements with each of its officers and directors that obligate the Company to indemnify them as permitted by applicable law.

     See "Employment and Consulting Agreements" for a description of certain arrangements and transactions with executive officers and directors.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, to the knowledge of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 1996, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and nominees, (iii) each of the named executive officers in the Summary Compensation Table and (iv) all of the Company's executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

DIRECTORS,                                SHARES                PERCENT OF
OFFICERS, AND 5%                    BENEFICIALLY                COMMON STOCK
STOCKHOLDERS                               OWNED             BENEFICIALLY OWNED
-------------------------------------------------------------------------------
Robert F. Allnutt                          1,000                      *

Jerome M. Arnold                           7,125 (1)                  *

Carl W. Cotman, Ph.D.                    116,793 (2)                 1.5

Michael G. Grey                            5,625 (3)                  *

D. Scott Hagen                            27,350 (4)                  *

Harvey S. Sadow, Ph.D.                    31,792 (5)                  *

Vincent F. Simmon, Ph.D.                  44,599 (6)                  *

Alan A. Steigrod                               0                      *

Davis L. Temple, Jr., Ph.D.               14,000 (7)                  *

Quantum Partners LDC                   1,050,000                    13.8
Soros Fund Management
888 Seventh Avenue, 33rd Floor
New York, NY 10106

All officers and directors
  as a group (8 persons)                 248,284                     3.2

-----------------

*    Less than one percent

(1) Includes 7,125 shares that may be purchased upon exercise of options within 60 days of September 30, 1996.
(2) Includes 18,793 shares that may be purchased upon exercise of options within 60 days of September 30, 1996.
(3) Includes 5,625 shares that may be purchased upon exercise of options within 60 days of September 30, 1996.
(4) Includes 26,950 shares that may be purchased upon exercise of options within 60 days of September 30, 1996.
(5) Includes 21,792 shares that may be purchased upon exercise of options within 60 days of September 30, 1996.
(6) Includes 29,999 shares that may be purchased upon exercise of options within 60 days of September 30, 1996.
(7) Includes 14,000 shares that may be purchased upon exercise of options within 60 days of September 30, 1996.

The Company is not aware of any arrangements that may at a subsequent date result in a change of control of the Company.

                                  PROPOSAL TWO
                    APPROVAL OF THE 1996 STOCK INCENTIVE PLAN


     Subject to approval by the Company's stockholders, the Board of Directors adopted the 1996 Stock Incentive Plan ("1996 Plan") on October 25, 1996. The primary purposes of the 1996 Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company. There are an aggregate of 939,538 shares subject to issuance under outstanding options granted under the Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan, 1989 Special Nonqualified Stock Option and Stock Purchase Plan and Executive Stock Plan (the "Prior Plans"). On adoption of the 1996 Plan, no further options will be granted under the Prior Plans.

     Approval of the 1996 Plan will require the affirmative vote of the holders of a majority of the shares of outstanding Common Stock present or represented at the Annual Meeting of Stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR approval of the 1996 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1996 PLAN.

     The essential features of the 1996 Plan are summarized below. This summary does not purport to be a complete description of the 1996 Plan. The Company's stockholders may obtain a copy of the 1996 Plan upon written request to the Secretary of the Company.

SUMMARY OF 1996 PLAN

     The 1996 Plan was adopted by the Board of Directors on October 25, 1996 subject to approval by the Company stockholders. The 1996 Plan provides for the grant by the Company of options and/or rights to purchase up to an aggregate initially equal to 613,132 shares. There shall be added to the number of shares which may be issued under the 1996 Plan any shares underlying lapsed or expired options granted under the Prior Plans, plus, on the last day of each fiscal year of the Company, a number of shares equal to twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since the last day of the previous fiscal year (except in the case of fiscal year ending June 30, 1997, in which case the added shares of Common Stock shall equal twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since October 25, 1996). As of the Record Date, approximately eight officers and directors of the Company, and 20 other employees were eligible to participate. The 1996 Plan expires October 25, 2006, unless terminated earlier by the Board of Directors.

     The 1996 Plan provides that it is to be administered by the Board of Directors or a committee, consisting of two (2) or more members, appointed by the Board (the "Administrator"). The Administrator has broad discretion to determine the persons entitled to receive options and/or rights to purchase under the 1996 Plan, the terms and conditions on which options and/or rights to purchase are granted and the number of shares subject thereto. The Administrator also has discretion to determine the nature of the consideration to be paid upon the exercise of an option and/or right to purchase granted under the 1996 Plan.

     Options granted under the 1996 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code (the "Code"), or "nonqualified stock options," as determined by the Administrator. Options may be granted under the 1996 Plan for terms of up to ten (10) years. The exercise price of incentive options shall not be less than the fair market value of such shares on the date on which the incentive option is granted; provided, however, that the exercise price with respect to incentive options shall not be less than 110% of fair market value if the person to whom shares are granted owns 10% or more of the outstanding stock of the Company. The exercise price of the shares of Common Stock covered by each nonqualified option granted under the 1996 Plan shall not be less than 85% of fair market value of such shares on the date on which the nonqualified option is granted. No optionee may be granted incentive stock options under the 1996 Plan to the extent that the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year would exceed $100,000. There is a limitation on the amount of nonqualified stock options and/or rights to purchase which may be granted to any participant under the 1996 Plan of no more than 500,000 shares of Common Stock that may be acquired in any one calendar year.

     There is no minimum purchase price for restricted shares to be issued under the 1996 Plan. Without limiting the generality of the foregoing, the Administrator may determine to issue restricted shares as consideration for continued employment or the achievement of specified performance goals or objectives.

     Neither options nor rights to purchase granted under the 1996 Plan are assignable. Each Option shall vest and be exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity pursuant to which the ownership of the outstanding voting capital shall change by at least 50%), the vesting of all options and restricted shares shall be automatically accelerated, and the Administrator may, in its discretion, provide for additional adjustments to such terms in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or rights to purchase.

     Payment for shares upon exercise of an option or upon issuance of restricted stock must be made in full at the time of exercise, or issuance with respect to restricted stock.

     The form of consideration payable upon exercise of an option shall, at the discretion of the Administrator, be (i) by tender of United States dollars in
(a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     The Purchase Price per share of Restricted Stock by each Right to Purchase shall be determined by the Administrator. Subject to any legal restrictions, payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     As of the Record Date, no options have been granted under the 1996 Plan.

AMENDMENT AND TERMINATION OF THE 1996 PLAN

     The 1996 Plan may be altered, amended, suspended or terminated by the Board at any time. In addition, to the extent necessary and desirable to comply with
Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment or modification to the 1996 Plan. No amendment, modification or termination of the 1996 Plan shall affect or impair any rights or obligations under any option or right to purchase restricted stock granted prior to the date of such amendment, modification or termination without the consent of the holder of such option or right to purchase restricted stock. Unless previously terminated by the Board, the 1996 Plan will terminate on October 25, 2006.

FORMULA GRANTS TO NON-EMPLOYEE DIRECTORS

     Each non-employee director (other than those who serve on the Board of Directors to oversee an investment in the Company) shall be automatically granted (i) Nonqualified Options to purchase 15,000 shares of Common Stock upon commencement of service as a director of the Company, and (ii) Nonqualified Options to purchase 6,000 shares of Common Stock at each annual meeting of the Company's stockholders (including any meeting coincident with the commencement of service as a director). Non-employee directors who serve on the Board of Directors to oversee an investment in the Company shall automatically receive Nonqualified Options to purchase 7,500 shares of Common Stock upon commencement of service as a director and additional Nonqualified Options to purchase 3,000 shares of Common Stock on the date of each Annual Meeting of Stockholders (including any meeting coincident with the commencement of service as a director). These nonqualified options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, have a ten-year term and vest in equal increments of 33 1/3% on each anniversary date of the dates of grant, and will otherwise be subject to the terms and provisions of the 1996 Plan.

SUMMARY OF FEDERAL TAX CONSEQUENCES

     The Company believes the following is a brief summary of the tax effects under the Code that may accrue to participants in the 1996 Plan. State and local income taxes, which may vary from locality to locality, are not discussed.

     INCENTIVE OPTIONS. No taxable income is recognized by an optionee or the Company upon either the grant or exercise of an incentive stock option. When an optionee sells or otherwise disposes of the shares acquired upon the exercise of an incentive stock option, the entire gain or loss realized will be treated as long-term capital gain if the disposition occurs more than one year after the option was exercised and more than two years after the date of grant of the option. If, however, the disposition occurs before either the one-year or two-year periods have elapsed (a "disqualifying disposition"), any gain realized will be taxed as ordinary income in an amount equal to the difference between the option price and either the fair market value of the shares at the time of exercise or the sale price, whichever is less, and the balance, if any, will be treated as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Special rules may apply in specific circumstances, such as the use of already-owned stock to exercise an incentive stock option. The Company will be entitled to a deduction for federal income tax purposes only to the extent that an optionee recognizes ordinary income upon a disqualifying disposition of shares. The difference between the option price and the fair market value of the shares acquired at the time of exercise of an incentive stock option will be an item of tax preference to an optionee for purposes of computing the alternative minimum tax under Section 55 of the Internal Revenue Code.

     NONQUALIFIED OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Upon exercise, however, the purchaser will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the purchase price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee, provided that the applicable withholding requirements are satisfied.

     If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise.
If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, no current taxable gain or loss will be recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and they will have a holding period commencing on the date of exercise.

     RESTRICTED SHARES. The receipt of restricted shares will not result in a taxable event to the participant or the Company until the Company's repurchase rights with respect to such shares expire, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed as of the date of purchase. If a Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the amount paid for such shares. The election must be filed with the Internal Revenue Service not later than 30 days after the date of purchase. If no Section 83(b) election is made, a taxable event will occur on each date on which the participant's ownership rights vest (I.E., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date on which the shares vest. The participant will recognize ordinary income on each date on which shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

TAX WITHHOLDING

     Under the Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1996 Plan.


                                 PROPOSAL THREE
                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending June 30, 1997, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Ernst & Young LLP's representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals for the 1997 Annual Meeting of Stockholders of the Company must be received at the Company's offices, 15241 Barranca Parkway, Irvine, California 92618, addressed to the Secretary, no later than July 15, 1997.


                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1996, all of the Company's officers, directors and ten-percent stockholders complied with all applicable
Section 16(a) filing requirements.

                          TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

     Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THIS IMPORTANT MEETING.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JUNE 30, 1996. REQUESTS SHOULD BE MAILED TO THE SECRETARY, CORTEX PHARMACEUTICALS, INC., 15241 BARRANCA PARKWAY, IRVINE, CALIFORNIA 92618.

                                          By Order of the Board of Directors



                                          D. Scott Hagen
                                          Secretary

November 12, 1996

                          CORTEX PHARMACEUTICALS, INC.

                            1996 STOCK INCENTIVE PLAN


     This 1996 STOCK INCENTIVE PLAN (the "Plan") is hereby established by CORTEX PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and adopted by its Board of Directors as of the 25th day of October, 1996 (the "Effective Date").

                                   ARTICLE 1.

                              PURPOSES OF THE PLAN

     1.1 PURPOSES. The purposes of the Plan are (a) to enhance the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

                                   ARTICLE 2.

                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 ADMINISTRATOR. "Administrator" means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 AFFILIATED COMPANY. "Affiliated Company" means any "parent corporation" or "subsidiary corporation" of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3  BOARD.  "Board" means the Board of Directors of the Company.

     2.4 CHANGE IN CONTROL. "Change in Control" shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the

Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

     2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.6 COMMITTEE. "Committee" means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.7 COMMON STOCK. "Common Stock" means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.8 DISABILITY. "Disability" means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator's determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.9 EFFECTIVE DATE. "Effective Date" means the date on which the Plan is adopted by the Board, as set forth on the first page hereof.

     2.10 EXERCISE PRICE. "Exercise Price" means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.11 FAIR MARKET VALUE.   "Fair Market Value" on any given date means the
value of one share of Common Stock, determined as follows:

          (a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is quoted.

          (b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.12 INCENTIVE OPTION. "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     2.13 INCENTIVE OPTION AGREEMENT. "Incentive Option Agreement" means an Option Agreement with respect to an Incentive Option.

     2.14 NASD DEALER. "NASD Dealer" means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.15 NONQUALIFIED OPTION. "Nonqualified Option" means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in
Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.16 NONQUALIFIED OPTION AGREEMENT. "Nonqualified Option Agreement" means an Option Agreement with respect to a Nonqualified Option.

     2.17 OFFEREE. "Offeree" means a Participant to whom a Right to Purchase has been offered or who has acquired Restricted Stock under the Plan.

     2.18 OPTION. "Option" means any option to purchase Common Stock granted pursuant to the Plan.

     2.19 OPTION AGREEMENT. "Option Agreement" means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.20 OPTIONEE.  "Optionee" means a Participant who holds an Option.

     2.21 PARTICIPANT. "Participant" means an individual or entity who holds an Option, a Right to Purchase or Restricted Stock under the Plan.

     2.22 PURCHASE PRICE. "Purchase Price" means the purchase price per share of Restricted Stock payable upon acceptance of a Right to Purchase.

     2.23 RESTRICTED STOCK. "Restricted Stock" means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.24 RIGHT TO PURCHASE. "Right to Purchase" means a right to purchase Restricted Stock granted to an Offeree pursuant to Article 6 hereof.

     2.25 SERVICE PROVIDER. "Service Provider" means a consultant or other person or entity who provides services to the Company or an Affiliated Company and who the Administrator authorizes to become a Participant in the Plan.

     2.26 STOCK PURCHASE AGREEMENT. "Stock Purchase Agreement" means the written agreement entered into between the Company and the Offeree with respect to a Right to Purchase offered under the Plan.

     2.27 10% STOCKHOLDER. "10% Stockholder" means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

                                    ARTICLE 3.

                                   ELIGIBILITY

     3.1 INCENTIVE OPTIONS. Officers and other employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 NONQUALIFIED OPTIONS AND RIGHTS TO PURCHASE. Officers and other employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or Rights to Purchase under the Plan.

     3.3 LIMITATION ON SHARES. In no event shall any Participant be granted Rights to Purchase or Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 500,000 shares.

                                   ARTICLE 4.

                                   PLAN SHARES

     4.1 SHARES SUBJECT TO THE PLAN. The total number of shares of Common Stock which may be issued under the Plan shall be initially equal to 613,132 shares. There shall be added to the number of shares which may be issued under the Plan (i) any shares underlying lapsed or expired options granted under the Company's 1989 Incentive Stock Option, Nonqualified Stock Option and Stock Purchase Plan, 1989 Special Nonqualified Stock Option and Stock Purchase Plan and Executive Stock Plan, (the "Prior Plans"), plus, on the last day of each fiscal year of the Company, a number of shares equal to twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since the last day of the previous fiscal year (except in the case of fiscal year ending June 30, 1997, in which case the added shares of Common Stock shall equal twenty percent (20%) of the increase in the number of shares of Common Stock outstanding since October 25, 1996), subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. For purposes of this limitation, in the event that (a) all or any portion of any Option or Right to Purchase granted or offered under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or such Right to Purchase, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

     4.2  CHANGES IN CAPITAL STRUCTURE.   In the event that the outstanding
shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, and the number and kind of shares and the price per share subject to outstanding Option Agreements, Rights to Purchase and Stock Purchase Agreements in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

                                   ARTICLE 5.

                                     OPTIONS

     5.1 OPTION AGREEMENT. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement, which shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 EXERCISE PRICE. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 85% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Option is granted.

     5.3 PAYMENT OF EXERCISE PRICE. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check;
(c) the surrender of shares of Common Stock owned by the Optionee that have been held by the Optionee for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise;
(d) the Optionee's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Optionee; (f) the waiver of compensation due or accrued to the Optionee for services rendered; (g) provided that a public market for the Common Stock exists, a "same day sale" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (h) provided that a public market for the Common Stock exists, a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise

Price directly to the Company; or (i) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     5.4 TERM AND TERMINATION OF OPTIONS. The term and termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 VESTING AND EXERCISE OF OPTIONS. Each Option shall vest and be exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 ANNUAL LIMIT ON INCENTIVE OPTIONS. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7 NONTRANSFERABILITY OF OPTIONS. Unless otherwise permitted by the Administrator, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

     5.8 RIGHTS AS STOCKHOLDER. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

     5.9 NON-EMPLOYEE DIRECTORS. Each director of the Company who is not an employee or executive officer of the Company and who does not serve on the Board of Directors to oversee an investment in the Company, shall automatically be granted (i) Nonqualified Options to purchase fifteen thousand (15,000) shares of the Common Stock upon commencement of service as a director of the Company, and
(ii) Nonqualified Options to purchase six thousand (6,000) shares of Common Stock at each annual meeting of the Company's stockholders (including any meeting coincident with the commencement of service as a director). Each director of the Company who is not an employee or executive officer of the Company and who serves on the Board of Directors to oversee an investment in the Company, shall automatically be granted Nonqualified Options to purchase (i) seven thousand five hundred (7,500) shares of Common Stock upon commencement of service as a director of the Company, and (ii) three thousand (3,000) shares at each annual meeting of the Company's stockholders (including any meeting coincident with the commencement of service as a director). Nonqualified Options to be granted to non-employee directors of the Company shall (i) have an exercise price equal to one hundred percent (100%) of the fair market value on the date of grant of the options, as determined in accordance with the terms of the Plan, (ii) have a ten (10) year term, (iii) subsequently vest in increments of thirty-three and one-third percent (33 1/3%) on each anniversary of the date of grant, and (iv) otherwise be subject to the terms and provisions of the Plan.

                                   ARTICLE 6.

                               RIGHTS TO PURCHASE

     6.1 NATURE OF RIGHT TO PURCHASE. A Right to Purchase granted to an Offeree entitles the Offeree to purchase, for a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 ACCEPTANCE OF RIGHT TO PURCHASE. An Offeree shall have no rights with respect to the Restricted Stock subject to a Right to Purchase unless the Offeree shall have accepted the Right to Purchase within ten (10) days (or such longer or shorter period as the Administrator may specify) following the grant of the Right to Purchase by making payment of the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and by executing and delivering to the Company a Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3  PAYMENT OF PURCHASE PRICE.    Subject to any legal restrictions,
payment of the Purchase Price upon acceptance of a Right to Purchase Restricted Stock may be made, in the discretion of the Administrator, by: (a) cash;
(b) check; (c) the surrender of shares of Common Stock owned by the Offeree that have been held by the Offeree for at least six (6) months, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise;
(d) the Offeree's promissory note in a form and on terms acceptable to the Administrator; (e) the cancellation of indebtedness of the Company to the Offeree; (f) the waiver of compensation due or accrued to the Offeree for services rendered; or (g) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law.

     6.4  RIGHTS AS A STOCKHOLDER.  Upon complying with the provisions of
Section 6.2 hereof, an Offeree shall have the rights of a stockholder with respect to the Restricted Stock purchased pursuant to the Right to Purchase, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in the Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company in accordance with the terms of the Stock Purchase Agreement.

     6.5 RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement or by the Administrator. In the event of termination of a Participant's employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase (i) at the original Purchase Price, any shares of Restricted Stock which have not vested as of the date of termination, and (ii) at Fair Market Value, any shares of

Restricted Stock which have vested as of such date, on such terms as may be provided in the Stock Purchase Agreement.

     6.6 VESTING OF RESTRICTED STOCK. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.7 DIVIDENDS. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

     6.8 NONASSIGNABILITY OF RIGHTS. No Right to Purchase shall be assignable or transferable except by will or the laws of descent and distribution or as otherwise provided by the Administrator.

                                   ARTICLE 7.

                           ADMINISTRATION OF THE PLAN

     7.1 ADMINISTRATOR. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two
(2) or more members of the Board (the "Committee"). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term "Administrator" means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2 POWERS OF THE ADMINISTRATOR. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted and Rights to Purchase shall be offered, the number of shares to be represented by each Option and Right to Purchase and the consideration to be received by the Company upon the exercise thereof; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant's rights under any Option or Right to Purchase under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Right to Purchase; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have provided for upon the grant of an Option or Right to Purchase or in furtherance of the powers provided for herein; and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 LIMITATION ON LIABILITY. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.
To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person's conduct in the performance of duties under the Plan.

                                   ARTICLE 8.

                                CHANGE IN CONTROL

     8.1 CHANGE IN CONTROL. In the event of a Change in Control of the Company, the Administrator in its discretion may, at any time an Option or Right to Purchase is granted, or at any time thereafter, take one or more of the following actions: (A) provide for the purchase of each Option or Right to Purchase for an amount of cash or other property that could have been received upon the exercise of the Option or Right to Purchase had the Option been currently exercisable, (B) adjust the terms of the Options and Rights to Purchase in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options and Rights to Purchase to be continued or assumed, or new rights substituted therefor, by the surviving or another entity, through the continuance of the Plan and the continuation or assumption of outstanding Options and Rights to Purchase, or the substitution for such Options and Rights to Purchase of new options and new rights to purchase of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Prices, in which event the Plan and such Options and Rights to Purchase, or the new options and rights to purchase substituted therefor, shall continue in the manner and under the terms so provided or (D) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, all Options and Rights to Purchase shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction. Whether or not provision is made for continuance of the Plan and the continuance, assumption or substitution of outstanding Options or Rights to Purchase, concurrent with the effective date of the Change of Control all Options, Rights of Purchase and Restricted Stock shall be accelerated and concurrent with such date the holders of such Options and Rights to Purchase shall have the right to exercise such Options and Rights of Purchase in respect to any or all shares subject thereto.

                                   ARTICLE 9.

                      AMENDMENT AND TERMINATION OF THE PLAN

     9.1 AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant's consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionee more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 PLAN TERMINATION. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Rights to Purchase may be granted under the Plan thereafter, but Option Agreements, Stock Purchase Agreements and Rights to Purchase then outstanding shall continue in effect in accordance with their respective terms.

                                   ARTICLE 10.

                                 TAX WITHHOLDING

     10.1 WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan.

                                   ARTICLE 11.

                                  MISCELLANEOUS

     11.1 BENEFITS NOT ALIENABLE. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

                          CORTEX PHARMACEUTICALS, INC.

                      PROXY SOLICITED BY BOARD OF DIRECTORS



    Harvey S. Sadow, Ph.D. and Vincent F. Simmon, Ph.D., and each or either of them, with full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in Cortex Pharmaceuticals, Inc. at the Annual Meeting of Stockholders on December 12, 1996, and at any postponement and adjournment thereof, to be held at 15241 Barranca Parkway, Irvine, California 92618, at 9:00 a.m. Pacific Time.


    MANAGEMENT RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

1.  PROPOSAL 1 ELECTION OF DIRECTORS.

    / /  FOR all Nominees listed below          / /  WITHHOLD AUTHORITY to
         (except as indicated to the                 vote for all Nominees
         contrary below)                             listed below


    Robert F. Allnutt, Jerome M. Arnold, Carl W. Cotman, Ph.D., Michael G. Grey, Harvey S. Sadow, Ph.D., Vincent F. Simmon, Ph.D. and Davis L. Temple, Jr., Ph.D.


    INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

                 -------------------------------


2.  PROPOSAL 2 APPROVAL OF THE COMPANY'S 1996 STOCK INCENTIVE PLAN.

    / /  FOR             / /  AGAINST           / /  ABSTAIN


3. PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997.

    / /  FOR             / /  AGAINST          / /   ABSTAIN


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

                              [Front of Proxy Card]

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE, FOR PROPOSAL 2, AND FOR PROPOSAL 3.

                           Please sign exactly as name appears hereon.


                           -----------------------

                           -----------------------

                           Date:               , 1996
                                ---------------

                           When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



PLEASE IMMEDIATELY DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS IMPORTANT MATTER.




                              [Back of Proxy Card]